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Exhibit 99
LANVISION SYSTEMS, INC.
News Release of LanVision Systems, Inc. Dated January 31, 2000


NEWS RELEASE
     Visit our web site at: www.lanvision.com

                                   COMPANY CONTACTS:
                                   Brian Patsy
                                   President and Chief Executive Officer or
                                   ----------------------------------------
                                   Tom Perazzo Chief Operating Officer
                                   and Chief Financial Officer
                                   (513) 794-7100

                                   MORGEN-WALKE CONTACTS:
                                   Investor Relations: Donna Stein/
                                   --------------------------------
                                   Jill Meleski
FOR IMMEDIATE RELEASE              Morgen-Walke Associates
---------------------              (212) 850-5600

         LANVISION SYSTEMS, INC. GRANTED FIFTEEN DAY EXTENSION TO FILE A JANUARY 31, 2000 UNAUDITED BALANCE SHEET TO DEMONSTRATE COMPLIANCE WITH
                          NASDAQ LISTING REQUIREMENTS.

MASON, Ohio, January 31, 2000 --- LanVision Systems, Inc. (Nasdaq: LANVC) today announced that Nasdaq has granted LanVision a fifteen day extension, to February 15, 2000, to file a January 31, 2000 unaudited balance sheet to demonstrate compliance with certain additional conditions for continued Nasdaq listing. LanVision requested the extension to ensure the Company has a reasonable time period to prepare the January 31, 2000 unaudited balance sheet.

On November 30, 1999, LanVision's Common Stock was transferred to the Nasdaq SmallCap Market, via an exception from Nasdaq's minimum bid price and net tangible assets requirement. For the duration of the exception, the Company's Nasdaq symbol will continue to be LANVC.

"Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995:

Statements made by LanVision that are not historical facts are forward looking statements that are subject to risks and uncertainties. LanVision's future financial performance could differ materially from expectations of management and from results reported now or in the past. Factors that could cause LanVision's financial performance to so differ include, but are not limited to, the impact of competitive products and pricing, product development, reliance on strategic alliances, availability of products procured from third party vendors, the healthcare regulatory environment, fluctuations in operating results, and other risks detailed from time to time in LanVision's filings with the U.S. Securities and Exchange Commission.

(C)2000 LanVision Systems, Inc., Mason, OH 45040.   All rights reserved.